SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 6, 1999


                                   EVTC, INC.
             (Exact name of registrant as specified in its charter)



              Delaware             0-20986             22-3005943
            (State or other      (Commission        (IRS Employer
             jurisdiction of      File Number)       Identification No.)
             incorporation)



                    121 S. Norwood Drive, Hurst, Texas   76053
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (817) 282-0022



                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         Not Applicable


Item 2.  Acquisition or Disposal of Assets

         Not Applicable


Item 3.  Bankruptcy or Receivership

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable


Item 5.  Other Events

     EVTC, Inc. announced it has entered into an agreement to privately sell 792,800 shares of its common stock to a private investor for a purchase price of $.75 per share. The shares will not be registered under the Securities Act of 1933, as amended and cannot be resold or otherwise transferred except in accordance with the provisions of the Act. We intend to use the proceeds of the sale, approximately $594,600, for working capital and general corporate purposes.

Item 6.  Resignation of Registrant's Directors

         Not Applicable


Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of business acquired.

         Not Applicable

         (b)  Pro forma financial information

          Not Applicable

         (c)  Exhibits

          Not Applicable



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EVTC, INC.
                                                By: /s/ David Keener
                                                   ------------------
                                                    David Keener
                                                    Chief Financial Officer

Dated: August 6, 1999